                                                                   Exhibit 10.41

                                                                      NEW JERSEY

                                                                       EXECUTION




                                      LEASE


                     BRANDYWINE OPERATING PARTNERSHIP, L.P.,

                                    LANDLORD,

                                       AND

                               i-STAT CORPORATION,

                                     TENANT,

                                  FOR SUITE 100

                               104 WINDSOR CENTER
                            EAST WINDSOR, NEW JERSEY

                                TABLE OF CONTENTS


                                                                        Page No.
1.                SUMMARY OF DEFINED TERMS                                  1
2.                PREMISES                                                  4
3.                TERM                                                      5
4.                TENANT IMPROVEMENTS                                       6
5.                FIXED RENT; SECURITY DEPOSIT                              6
6.                ADDITIONAL RENT                                          10
7.                UTILITIES                                                19
8.                SIGNS; USE OF PREMISES AND COMMON AREAS                  19
9.                ENVIRONMENTAL MATTERS                                    21
10.               TENANT'S ALTERATIONS                                     26
11.               CONSTRUCTION LIENS                                       27
12.               ASSIGNMENT AND SUBLETTING                                28
13.               LANDLORD'S RIGHT OF ENTRY                                30
14.               REPAIRS AND MAINTENANCE                                  30
15.               INSURANCE; SUBROGATION RIGHTS                            33
16.               INDEMNIFICATION                                          35
17.               QUIET ENJOYMENT                                          36
18.               FIRE DAMAGE                                              36
19.               SUBORDINATION; RIGHTS OF MORTGAGEE                       38
20.               CONDEMNATION                                             38
21.               ESTOPPEL CERTIFICATE                                     39
22.               DEFAULT                                                  40
23.               CURING TENANT DEFAULTS                                   45
24.               CURING LANDLORD DEFAULTS                                 45
25.               LANDLORD'S REPRESENTATIONS AND WARRANTIES                46
26.               SURRENDER                                                46
27.               RULES AND REGULATIONS                                    47
28.               GOVERNMENTAL REGULATIONS                                 47
29.               NOTICES                                                  49
30.               BROKERS                                                  49
31.               CHANGE OF BUILDING/PROJECT NAME                          50
32.               LANDLORD'S LIABILITY                                     50
33.               AUTHORITY                                                51
34.               NO OFFER                                                 51
35.               RENEWAL                                                  51
36.               RIGHT OF FIRST NEGOTIATION FOR EXPANSION SPACE           53

38.               MISCELLANEOUS PROVISIONS                                 55
39.               WAIVER OF TRIAL BY JURY                                  59
40.               CONSENT TO JURISDICTION                                  59


EXHIBITS

EXHIBIT "A"       LEGAL DESCRIPTION
EXHIBIT "A-1"     SPACE PLAN OF PREMISES
EXHIBIT "A-2"     CONFIRMATION OF LEASE TERM
EXHIBIT "B"       WORK AGREEMENT
EXHIBIT "C"       RULES AND REGULATIONS
EXHIBIT "D"       CLEANING SPECIFICATIONS

EXHIBIT 5(c)      LETTER OF CREDIT

                                      LEASE


         THIS LEASE (this "Lease") entered into as of the ___ day of July, 1998, by and between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 1009 Lenox Drive, Lawrenceville, New Jersey 08648, ("Landlord"), and i-STAT CORPORATION, a Delaware corporation, with its principal place of business at 303 College Road East, Princeton, New Jersey 08540 ("Tenant").

                                   WITNESSETH

         In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

         1. SUMMARY OF DEFINED TERMS.

         The parties agree that the following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:

                  (a) "Building": The building located at 104 Windsor Center Drive, East Windsor, New Jersey.

                  (b) "Commencement Date": July 15, 1998.

                  (c) "Expiration Date": September 30, 2003, unless otherwise extended pursuant to the terms hereof.

                  (d) "Project": The Building, the land and all other improvements located at 104 Windsor Center Drive, East Windsor, New Jersey, as more particularly described in Exhibit "A" attached hereto.

                  (e) "Premises": Suite No. 100, being an approximately 37,474 rentable square foot portion of the first floor of the Building shown on the space plan attached hereto as Exhibit "A-1" and made a part hereof, such space being comprised of approximately 33,824 square feet being referred to as the "Initial Space" and approximately 3,650 square feet being referred to as the "Remainder Space", including access to and non-exclusive use of that certain loading dock attached thereto, access to and use of common areas of the Project and all appurtenances thereto and a minimum of one hundred forty-five (145) unreserved parking spaces.

                  (f) "Term": Commencing on the Commencement Date and expiring on the Expiration Date, unless such Term is otherwise extended or terminated in accordance with the terms hereof.

                  (g) "Fixed Rent":


                                  FIXED RENT PER                         MONTHLY
                               RENTABLE SQUARE FOOT                    INSTALLMENTS                 ANNUAL
    LEASE YEAR                      PER ANNUM                         OF FIXED RENT               FIXED RENT
    ----------                      ---------                         -------------               ----------
        1-5                           $17.50                           $54,649.58                 $655,795.00

                  (h) "Security Deposit": $400,000.00, to be held and disbursed as more fully set forth in Section 5 hereof.

                  (i) "Rent Commencement Date": October 1, 1998, subject to
Section 5(a) hereof.

                  (j) "Tenant's Allocated Share": 56.05%.

                  (k) "Rentable Area": The Premises contain 37,474 rentable square feet. The Building contains 66,855 rentable square feet.

                  (l) "Permitted Uses": Tenant shall be permitted to use the Premises in a manner consistent with the operation of Tenant's corporate offices, including but not limited to, general office purposes, research and development, sales and marketing, wholesale sales, light manufacturing and assembly of medical device products, as such may be changed from time to time based on written notice to Landlord, warehouse and distribution, and any and all legally permissible activities directly related or incidental thereto, such directly related or incidental use not to exceed an aggregate of 5,000 rentable square feet, such space not necessarily being contiguous. Landlord hereby warrants and represents that, to the best of its knowledge, information and belief based solely on the East Windsor Township Zoning Letter attached hereto, applicable zoning and the Building's certificate of occupancy permit Tenant's Permitted Uses at the Premises. Landlord shall not unreasonably withhold, condition or delay its consent to uses at the Premises other than those specified above, provided such other uses are generally in keeping with the standards of the Building.

                  (m) "Broker": Cushman & Wakefield of New Jersey, Inc.

                  (n) "Notice Address/Contact"

                  Tenant:   Prior to Tenant's occupancy of the Premises:

                            i-STAT Corporation
                            303 College Road East
                            Princeton, New Jersey 08540
                            Attn: Roger Mason,
                                  Chief Financial Officer

                            After Tenant's occupancy of the Premises:

                            At the Premises
                            Attn: Roger Mason,
                                  Chief Financial Officer

                  with a copy to:

                            Paul, Hastings, Janofsky & Walker LLP
                            1055 Washington Boulevard
                            Stamford, Connecticut 06901
                            Attn: Esteban A. Ferrer, Esq.

                  Landlord: Brandywine Operating Partnership, L.P.
                            1009 Lenox Drive
                            Lawrenceville, New Jersey 08648
                            Attn: George D. Sowa, Vice President

                  with a copy to:

                            Brandywine Realty Trust
                            16 Campus Boulevard
                            Suite 150
                            Newtown Square, Pennsylvania  19073
                            Attn: Brad A. Molotsky,
                                  General Counsel

                  (o) "Tenant's Standard Industrial Classification Number": 3845

                  (p) "Additional Rent": All sums of money or charges required to be paid by Tenant pursuant to the express terms and conditions this Lease other than Fixed Rent, whether or not such sums or charges are designated as "Additional Rent".

                  (q) "Rent": All Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.



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
                  (r) "Expense Stop": Expense Stop shall mean $4.48 per rentable square foot per year.

                  (s) "Work Agreement": Exhibit "B" attached hereto and incorporated herein by this reference.

         2. PREMISES.

                  (a) Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein. The lease of the Premises to Tenant includes the right, together with other tenants of the Building and members of the public, to use the common public areas of the Building and all appurtenances related thereto.

                  (b) Landlord hereby warrants and represents, to the best of its knowledge without independent verification, that the Premises is comprised of approximately 37,474 rentable square feet of space.

                  (c) Landlord hereby further warrants and represents that, as of the Commencement Date: (i) the Premises shall be vacant, broom-clean and ready for Tenant's exclusive occupancy; (ii) all fit-up work to be performed by Landlord, if any, shall be substantially completed such that Tenant and its contractors may reasonably commence construction of the Tenant Improvements (hereinafter defined); (iii) all mechanical equipment and utility systems serving the Premises shall be in operating condition; (iv) the Premises shall be structurally sound and "water-tight"; (v) Tenant's access to the Premises shall be unimpeded; (vi) Landlord has not received written notice that the Premises and the Building do not comply with all applicable laws, codes, statutes, ordinances, guidelines, rules and regulations; and (vii) to the best of Landlord's knowledge there are no existing mechanical problems with the Building systems. Landlord's warranties and representations under this Section 2 shall be true and correct as of the commencement of the Term. Any provisions in this Lease purporting to require Tenant to accept the Premises "as is" shall be subject to Landlord's covenants, warranties and representations set forth in this Lease, and shall be further subject to any pre-existing conditions not created by Tenant, including, without limitation, any latent defects.

         3. TERM.

                  (a) The Term of this Lease shall commence on July 15, 1998 with respect to the Initial Space and upon the vacation of the Remainder Space by Chesapeake Park Inc. (such date being estimated as being on or before July 29, 1998)(collectively, the "Commencement Date"). Notwithstanding anything to the contrary set forth herein, Tenant's obligation to pay to Landlord any Fixed Rent or Additional Rent provided for herein shall not commence until the Rent Commencement Date.

                  (b) In the event that completion of the Tenant Improvements (hereinafter defined) is delayed for any reason: (i) this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay, except to the extent such delay is a Landlord Delay (hereinafter defined in the Work Agreement); and (ii) commencing on the Rent Commencement Date, Tenant shall be obligated to pay to Landlord full Fixed Rent and Additional Rent owing under this Lease.

         4. TENANT IMPROVEMENTS. Tenant, at Tenant's sole cost and expense, subject, however, to application of the Improvement Allowance (hereinafter defined in the Work Agreement), shall construct in the Premises the Tenant Improvements (hereinafter described in the Work Agreement) in accordance with the terms of the Work Agreement. In the event that Landlord and Tenant have not finally agreed upon the scope and details of the Tenant Improvements as of the date of execution of this Lease, Tenant's submissions to Landlord of plans and specifications detailing such work shall be subject to Landlord's written approval in accordance with the Work Agreement. Upon completion of the Tenant Improvements, Tenant shall execute the Confirmation of Lease Term attached hereto as Exhibit "A-2".

         5. FIXED RENT; SECURITY DEPOSIT.

                  (a) Commencing on the Rent Commencement Date, Tenant shall pay to Landlord without notice, set-off or demand (except as otherwise set forth herein), the Fixed Rent payable hereunder in equal monthly installments in the amounts set forth in Section 1(g) hereof, in advance on the first day of each calendar month during the Term by wire transfer of immediately available funds to the account at First Union National Bank, account no. 2030000359075; such transfer to be confirmed to Brandywine Realty

Services Corporation's accounting department (610-325-5622 - fax) by written facsimile with ABA federal reference routing number 031000503; provided, however, that in the event that Landlord fails to deliver the Remainder Space on or before October 1, 1998, Landlord shall provide Tenant with a rent credit in the amount of Five Thousand Three Hundred, Twenty Two Dollars and Ninety Two Cents($5,322.92) to be applied to the monthly installment(s) of Fixed Rent next coming due under this Lease. Landlord shall notify Tenant's Chief Financial Officer by fax within one (1) business day at the address set forth herein if Landlord does not receive such wire transfer after receiving Tenant's fax of the ABA federal reference number. Notwithstanding the immediately preceding sentence, Tenant shall pay the first monthly installment of Fixed Rent to Landlord upon the execution of this Lease by Tenant. Otherwise, Fixed Rent shall not commence nor be due and owing until the Rent Commencement Date.

                  Notwithstanding the foregoing, in the event Chesapeake Park, Inc. fails to vacate and surrender the Remainder Space on or before July 28, 1998, the following terms and conditions shall apply: (i) Landlord shall, at Landlord's sole cost and expense, no later than Wednesday, July 29, 1998, file with the appropriate court (and pursue in an expeditious and diligent manner to completion) an eviction action against Chesapeake Park, Inc. seeking to obtain full possession of the Remainder Space as soon as possible thereafter, and Landlord shall deliver the Remainder Space to Tenant as soon as Landlord recovers possession of such space from Chesapeake Park, Inc.; (ii) in the event the Tenant Improvements to the Remainder Space are not completed before October 1, 1998 as a result of delays in completion of same resulting from Chesapeake Park, Inc.'s failure to vacate and surrender the Remainder Space on or before July 28, 1998, the Rent Commencement Date with regard to the Remainder Space only shall be extended on a day for day basis for each day including and after July 28, 1998 Landlord is unable to deliver the Remainder Space provided that completion of the Tenant Improvements for such Remainder Space is delayed after September 17, 1998; (iii) in the event Tenant incurs additional third-party, out-of-pocket costs in completing the Tenant Improvements, Landlord shall reimburse Tenant for the actual additional costs as evidenced by third-party invoices incurred by Tenant as a result thereof, including, without limitation, causing tradesmen to return to the Premises after completing their work on the Initial Space, fees of architects for field changes or other conforming changes to the Tenant's Plans and governmental filing and permit fees, if any, which reimbursement shall, at Tenant's option, be either in cash or a rent credit to be applied to the monthly installment(s) of Fixed Rent next coming due under this Lease upon Tenant's delivery of invoices to Landlord documenting such additional costs; (iv) Landlord's liability to Tenant in subparagraph (iii) above shall be limited to the holdover rent actually collected by Landlord from Chesapeake Park, Inc. for each month and portion of a month that Chesapeake Park, Inc. remains in possession of the Remainder Space after July 28, 1998; and (v) Landlord shall pursue, at Landlord's sole cost and expense, in an expeditious and diligent manner to completion, any and all actions against Chesapeake Park, Inc. necessary to recover the holdover rent from Chesapeake Park, Inc.

                  (b) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the express terms of this Lease are not paid to Landlord within five (5) days that same is past due, Tenant shall also pay as Additional Rent a service and handling charge equal to ten (10%) percent of the total payment then due. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.

                  (c) Upon the payment by Landlord of (I) 75% of the Improvement Allowance (as defined in the Work Agreement), Tenant shall deliver to Landlord, as escrow agent, a Letter of Credit substantially in the form attached hereto as
Exhibit 5(c) for the benefit of Landlord, in the sum of Three Hundred Fifty Thousand Dollars ($350,000.00) (the "L/C Deposit"), and (II) the remaining 25% of the Improvement Allowance in accordance with the Work Letter, Tenant shall deposit with Landlord cash in the form of a check the amount of Fifty Thousand Dollars ($50,000.00) (the "Cash Deposit") (the L/C Deposit and the Cash Deposit are hereinafter collectively referred to as the "Security Deposit"). The Security Deposit shall be provided to Landlord as security (and not prepaid rent) for the payment of Fixed Rent and Additional Rent and for the faithful performance by Tenant of all other covenants, conditions and agreements of this Lease. Landlord shall have no right in or to the Security Deposit unless and until Tenant has defaulted under this Lease. In no event shall the Security Deposit be subject to the rights of creditors and/or Landlord's mortgagee(s), unless a default by Tenant has otherwise occurred under this Lease.

                  (d) Subject to Section 5(e) below (and provided Landlord has not otherwise drawn down the Cash Deposit) the following adjustments shall be made to the L/C Deposit: (i) on the first anniversary of the Rent Commencement Date the amount of the L/C Deposit shall be reduced to Two Hundred Sixty Two Thousand, Five Hundred Dollars ($262,500.00) and shall remain in full force and effect thereafter; (ii) on the second anniversary of the Rent Commencement Date, the amount of the L/C Deposit shall be reduced to One Hundred Seventy-five Thousand Dollars ($175,000.00) and shall remain in full force and effect thereafter; (iii) on the third anniversary of the Rent Commencement Date, the amount of the L/C Deposit shall be reduced to Eighty Seven Thousand Five Hundred Dollars ($87,500.00) and shall remain in full force and effect; and (iv) on the fourth anniversary of the Rent Commencement Date, the L/C Deposit shall be terminated. If any sum payable by Tenant to Landlord shall be overdue and unpaid beyond applicable notice and cure periods, if any, or if Landlord makes any payments on behalf of Tenant, or if Tenant fails to perform any of the express terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply all or part of the L/C Deposit to compensate Landlord for the non-payment of Fixed Rent or Additional Rent.

                  (e) Notwithstanding anything to the contrary contained herein, if either: (A) an individual monetary Event of Default (including any stated notice and cure periods hereunder, if any) being in an amount less than $60,000 occurs hereunder more than one (1) time during the Term hereof, or (B) a monetary Event of Default costing $60,000 or more ever occurs; even if either of such defaults has been cured, Tenant shall have no right to reduce the L/C Deposit and such L/C Deposit shall remain in place for the benefit of Landlord in the amount then in existence at the time of the occurrence of the Event of Default, without reduction, for the remainder of the Term.

                  (f) Landlord shall hold the Cash Deposit in a separate, FDIC-insured account at a reputable national banking institution, with offices in the East Windsor, New Jersey area. Landlord shall keep Tenant duly apprized of the location and account number for the Cash Deposit. If any sum payable by Tenant to Landlord shall be overdue and unpaid beyond applicable notice and cure periods, or if Landlord makes any payments on behalf of Tenant, or if Tenant fails to perform any of the terms of this Lease, then Landlord, at its option and without prejudice to any other remedy which Landlord may have, may apply all or part of the Cash Deposit to compensate Landlord for the payment of Fixed Rent or Additional Rent. Tenant shall restore the Cash Deposit to the original sum deposited within fifteen (15) days after Landlord's written demand to so restore. The Cash Deposit, plus any interest accrued thereon, shall be repaid to Tenant within thirty (30) days after the expiration or earlier termination of the Term of this Lease.

                  (g) In the event of the sale or transfer of Landlord's interest in the Building, Landlord shall transfer Landlord's rights in the Security Deposit to the purchaser or assignee, in which event Tenant shall look only to the new landlord for the return of the Security Deposit; provided said purchaser or assignee agrees to assume all of Landlord's obligations under this Lease. In the event of any permitted assignment of all of Tenant's interest in this Lease, the Security Deposit shall be returned to Tenant if the assignee posts a replacement security deposit.

                  (h) Landlord hereby approves the form of letter of credit attached hereto as Exhibit "5(c)" and incorporated herein by this reference, which letter of credit shall be for a term of four (4) years and subject to the terms and conditions of this Section 5.

         6. ADDITIONAL RENT.

                  (a) Tenant shall pay to Landlord, as Additional Rent, the following charges ("Recognized Expenses"):

                           (i) Insurance Premiums. The following insurance
premiums paid or payable by Landlord for insurance with respect to the Project as follows:

                                    (A) Fire and extended coverage insurance
(including demolition and debris removal);

                                    (B) Insurance against Landlord's rental loss
or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from fire or other casualty;

                                    (C) Landlord's comprehensive liability
insurance (including bodily injury and property damage) and boiler insurance;
and

                                    (D) Such other insurance as Landlord or any
reputable mortgage lending institution holding a mortgage on the Building may reasonably require; provided the premiums for such insurance are commercially reasonable and consistent with the cost of similar insurance procured by landlords of comparable properties.

If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the total premium therefore shall be equitably prorated over the Term of this Lease. If any such insurance is provided by blanket coverage, the part of the premium allocated to the Project shall be equitably determined by Landlord but shall not exceed the amount of premium due if insurance was provided by a policy only insuring the Project. Should Tenant's occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, the Building and/or the Project, Tenant shall pay to Landlord the entire amount of such increase. Landlord warrants and represents to Tenant that Tenant's Permitted Uses under this Lease shall not result in an increase in Landlord's insurance premiums.

                           (ii) Operating Expenses. All actual and reasonably
allocated costs (based on Tenant's usage or equitably determined by Landlord) and the Building related common area expenses incurred and paid by Landlord during the Term, including, but not limited to:

                                    (A) The operation of the Building and the
Project, including, but not limited to, lighting; cleaning of the Building exterior and common areas of the Building exterior and interior; trash removal and recycling; repairs and maintenance of fire suppression and alarm systems; utilities benefitting the common areas of the Building and the Project; removing snow, ice and debris and maintaining all landscape areas (including replacing and replanting flowers, shrubbery and trees); maintaining and repairing all other exterior improvements on the Project; all repairs and compliance costs necessitated by laws enacted or which become effective after the Commencement Date including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or the common areas of the Building but not to any individual tenant's space); storm water runoff required of Landlord under applicable laws, rules and regulations; and policing and regulating traffic to and from the Project. Landlord's obligation to provide snow removal services shall be limited to the parking areas and the sidewalk entrances;

                                    (B) Non-capital expense or charge which
would be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles; and

                                    (C) The amortized cost of any capital repair
(using the useful life of such capital repair for purposes of figuring the amortized cost) to the Building and the common areas specifically related thereto which (i) reduces the Recognized Expenses hereunder, or (ii) is for the necessary replacement or repair of the Building systems; and

                                    (D) Management fee not to exceed four
percent (4%) of Fixed Rent which is applicable to the overall operation of the Project. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be included as an operating expense pursuant to this Section 6(a)(ii). Landlord shall not collect more than 100% of the total actual costs and allocated costs actually incurred as permitted hereunder.

                  In addition to the foregoing, pursuant to Section 14(f), Tenant may elect to provide its own janitorial service or to have Landlord provide such service at Tenant's sole cost and expense, such cost to not be a part of the Expense Stop hereunder.

                  Notwithstanding the foregoing, the term "Recognized Expenses" shall not include any of the following:

                                    (A) the cost of repairs or other work
occasioned by fire, windstorm or other casualty or the condemnation of a portion of the Project;

                                    (B) leasing commissions, accountants',
consultants', auditors' or attorneys' fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord's title to or interest in the real property or any part thereof;

                                    (C) the costs incurred by Landlord in
connection with construction of the Building and related facilities, the correction of defects in the construction of the Building;

                                    (D) the costs (including permit, licenses
and inspection fees) incurred in renovating or otherwise improving, decorating, painting or redecorating the non-common areas of the Building, space for other tenants or occupants in the Building, or vacant space in the Building;

                                    (E) the costs of any items or services sold
or provided to tenants (including Tenant) for which Landlord is reimbursed by such tenants;

                                    (F) depreciation and amortization;

                                    (G) the costs incurred due to a breach by
Landlord or any other tenant of the terms and conditions of any lease;

                                    (H) overhead and profit increment paid to
subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials, to the extent that the costs of such services, supplies or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis;

                                    (I) interest on debt or amortization
payments on any mortgage or deeds of trust or any other borrowings and any ground rent;

                                    (J) ground rents or rentals payable by
Landlord pursuant to any over-lease;

                                    (K) any compensation paid to clerks,
attendants or other persons in commercial concessions operated by Landlord;

                                    (L) all items and services for which Tenant
reimburses Landlord or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

                                    (M) the costs incurred by Landlord in
managing or operating any "pay for" parking facilities within the Project;

                                    (N) the Recognized Expenses (including
attorneys' fees) resulting from the negligence or willful misconduct of Landlord;

                                    (O) any fines or fees for Landlord's failure
to comply with governmental, quasi-governmental, or regulatory agencies' rules and regulations;

                                    (P) legal, accounting and other expenses
related to Landlord's financing, re-financing, mortgaging or selling of the Building or the Project;

                                    (Q) any environmental compliance or
remediation costs of any kind except if caused by Tenant or its agents, licensees or invitees;

                                    (R) any costs, fees or expenses not
expressly referred to in this Lease, or any costs required to be paid by Landlord alone hereunder, or otherwise provided to be paid by parties other than Tenant;

                                    (S) wages, salaries, fees and fringe
benefits paid to administrative or executive personnel or officers or partners of Landlord who are not directly involved in the management and operations of the Building other than reasonably allocated accounts receivable clerks;

                                    (T) the cost of any square footage additions
to the Project;

                                    (U) the cost of capital improvements to the
roof, structure, footings, foundation and facade of the Building;

                                    (V) the cost of overtime or other expense to
Landlord in curing its defaults under this or any other lease or performing work expressly provided in this or any other lease to be borne at Landlord's sole expense; and

                                    (W) the cost of any utilities furnished to
rentable areas in the Building other than the Premises not comprising common areas thereof.

                  (b) Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges ("Taxes"), including special assessments for public improvements which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Notwithstanding the foregoing, Taxes shall not include: any inheritance, estate, succession, transfer, gift, franchise, corporation, net income, profit tax, capital levy that is or may be imposed upon Landlord or other non-real estate taxes; any Taxes resulting from a transfer of the Building or the Project; and any increase in Taxes due to capital improvements other than the Tenant Improvements in the Building; provided, however, that if at any time during the Term the method of real estate taxation prevailing as of the Commencement Date shall be altered so that in lieu thereof or as a substitute for the whole or any part of the Taxes now levied, assessed or imposed on real estate as there shall be levied, assessed or imposed
(i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon the Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

                  (c) In the event Landlord receives any refunds or abatements of Taxes during any periods for which Tenant has made Additional Rent payments therefor, Landlord shall promptly so notify Tenant and Tenant shall promptly receive Tenant's Allocable Share of such refunds or abatements in the form of reimbursement(s) or Additional Rent credit(s), at the sole option of Tenant and the Expense Stop shall be adjusted to reflect such reduced Taxes. In addition, Tenant shall have the right, from time to time, after notice to Landlord, by appropriate proceedings conducted diligently and in good faith, to contest the amount(s) or validity of any Taxes, and Landlord agrees to reasonably cooperate, at no cost to Landlord, with Tenant in such proceedings.

                  (d) Commencing January 1, 1999, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay, in monthly installments in advance, on account of Tenant's Allocated Share of Recognized Expenses and Taxes on a per square foot basis, the estimated amount of the increase of such Recognized Expenses and Taxes on a per square foot basis for such year in excess of the Expense Stop multiplied by the rentable square footage of the Premises as determined by Landlord in its reasonable discretion and as set forth in a notice, such notice to include the basis for such calculation, to be provided to Tenant prior to such date (e.g., if Tenant's Allocated Share of the 1999 Recognized Expenses and Taxes is $5.48, then Tenant shall be responsible for payment of Recognized Expenses and Taxes in the amount of $37,474 (being [$5.48 - $4.48] x 37,474). Prior to the end of that year and thereafter for each successive calendar year (each, a "Lease Year"), or any part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes in excess of the Expense Stop and shall indicate what Tenant's projected share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

                           Tenant shall have the right, at its sole cost and
expense, to audit or have its appointed accountant audit Landlord's records related to Recognized Expenses and Taxes provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the then current calendar year (unless such audit uncovers a miscalculation in Recognized Expenses and/or Taxes in excess of Five Thousand Dollars ($5,000.00). In the event Tenant's audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in Mercer County, New Jersey. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties' responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the actual Recognized Expenses and/or Taxes exceeded those claimed by Landlord, Landlord shall refund the difference between the amount of Recognized Expenses and/or Taxes paid by Tenant and the actual amount of Recognized Expenses and/or Taxes to Tenant within ten (10) business days of such determination, together with interest thereon at the statutory rate if such reconciliation is not completed within four (4) months. In addition, if it is determined that the aggregate amount of Recognized Expenses and/or Taxes paid by Tenant exceed those claimed by Landlord by more than six percent (6%), the actual, reasonable costs of Tenant's audit (including legal and accounting costs) shall be reimbursed by Landlord.

                  (e) If during the course of any Lease Year, Landlord shall have reason to believe that the Recognized Expenses and Taxes shall be different than that upon which the aforesaid projections were originally based, then Landlord shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Recognized Expenses and Taxes shall be collected on a reasonably current basis each Lease Year.

                  (f) Within four (4) months following the end of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses and Taxes for the prior Lease Year showing the Tenant's Allocated Share due from Tenant. Landlord shall use its best efforts to provide Tenant with the aforesaid statements on or before February 28 of each Lease Year. If Landlord is unable to provide such statements by February 28, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent. If Landlord is unable to provide final statements on or before February 28 of each Lease Year, Landlord shall provide Tenant with its unaudited internal estimates of such costs by February 28, with the caveat that the final statements may deviate from the estimate provided. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses and Taxes until Tenant has been fully credited with such over charge. In the alternative, Tenant shall have the right to request that Landlord pay such over charge directly to Tenant, which amount Landlord shall pay to Tenant within thirty (30) days after Tenant's election. In addition, if the over charge due to Tenant is more than the aggregate total of future Additional Rent payments, Landlord shall pay to Tenant the difference between the credit and such aggregate total. In the event Landlord has undercharged Tenant then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within fifteen (15) days of Tenant's receipt of such invoice.

                  (g) The payments of Recognized Expenses and Taxes hereunder shall for all purposes be treated and considered as Additional Rent, and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of Fixed Rent and shall afford Landlord all the remedies in this Lease therefor as well as at law or in equity.

                  (h) If the Term of this Lease shall have expired and the amount prepaid by Tenant exceeds the amount that was actually due to Landlord, then Landlord shall refund any remainder to Tenant within sixty (60) days after the expiration of the Term.

                  (i) Tenant shall not be liable for any increases in Related Expenses or Taxes which are not fairly allocable to the Term.

         7. UTILITIES. From and after the Commencement Date, Tenant shall make arrangements with each utility company and public body to provide, in Tenant's name, gas and telephone services necessary for Tenant's use of the Premises, and Tenant shall cause such utilities to be separately metered, to the extent possible. Tenant shall cause electricity to be separately metered as part of its Work Agreement. Tenant shall pay directly to the companies furnishing said utility services the cost of all service connection fees and the cost of all utilities consumed by Tenant throughout the Term. If any utility service is not separately metered, Landlord shall pay the bills for the Building, and Tenant shall pay to Landlord prior to the time when each bill becomes due the Tenant's Allocated Share or such reasonably allocated costs based on Tenant's usage. In the event that Tenant fails to pay in a timely manner any sum required under this Section 7, Landlord shall have the right, but not the obligation, upon prior written notice to Tenant, to pay any such sum. Any sum so paid by Landlord shall be deemed to be owing by Tenant to Landlord and due and payable as Additional Rent within fifteen (15) days after written demand therefor. Tenant's obligations for the payment of the costs incurred for utilities that serve the Premises prior to the termination of this Lease shall survive termination hereof.

         8. SIGNS; USE OF PREMISES AND COMMON AREAS.

                  (a) Landlord shall, at Landlord's sole cost and expense, provide Tenant with standard identification signage on all of the Building's directories, exterior directional signs and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, the Building or the Project, except as otherwise set forth in
Section 8(e) below.

                  (b) Tenant may use and occupy the Premises only for the express purposes stated in Section 1(l) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant's right to so use and occupy the Premises shall remain expressly subject to the provisions of Section 28 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises.

                  (c) Tenant shall not commit or suffer any waste upon the Premises, the Building or the Project or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or the Project.

                  (d) Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use in the designated parking areas of the Project one hundred forty-five (145) parking spaces on a non-reserved basis at the Project for the parking of vehicles of Tenant, its employees, agents, contractors, suppliers, vendors, customers, invitees and licensees, incident to Tenant's Permitted Uses of the Premises. Landlord warrants and represents to its knowledge that Tenant's Permitted Uses shall not overburden the parking at the Building (including, but not limited to, Tenant's right to use the loading dock attached to the Premises). Landlord shall have the right to establish reasonable regulations, applicable to all tenants, governing the use of or access to any interior or exterior common areas; and such regulations, when communicated by written notification from Landlord to Tenant, shall be deemed incorporated by reference hereinafter and part of this Lease provided such regulations do not result in any material change to Tenant's use and enjoyment of the Premises and/or such common areas.

                  (e) Notwithstanding anything to the contrary set forth herein, Tenant shall have the right, so long as Tenant occupies at least 30,000 square feet, to install and shall maintain if installed, a free-standing exterior monument sign near or adjacent to the entrance to the Premises not to exceed 32 square feet(the "Sign"), as determined by Tenant in its sole reasonable discretion, which identifies Tenant provided that (i) the Sign is permitted under and conforms to all applicable laws, rules and regulations of the State of New Jersey and any other governmental authorities having appropriate jurisdiction; (ii) Tenant obtains all approvals and permits required for the installation of the Sign; and (iii) all of the terms and conditions of this
Section 8(e) have been satisfied. The design, materials, size, color, exact location and other attributes of the Sign must be approved by Landlord in its reasonable discretion. Tenant shall pay for the purchase, installation and maintenance of the Sign, at its sole cost and expense, and shall install the Sign reasonably promptly after the Tenant has obtained all required consents and approvals. Tenant acknowledges that Landlord makes no representations or warranties regarding the ability or likelihood of Tenant's obtaining all necessary approvals or permits for the Sign and Tenant agrees that the failure to obtain any such approvals or permits shall not relieve Tenant from any obligations under this Lease. On or before the end of the Term, Tenant shall, at its expense, remove the Sign and repair that portion of the Building and/or the Project affected thereby to the condition such part of the Building was in at the time the Sign was installed, ordinary wear and tear and casualty excepted.

         9 ENVIRONMENTAL MATTERS.

                  (a) Hazardous Substances.

                           (i) Tenant shall not, except as provided in
subsection 9(a)(ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, the Building or the Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("CERCLA"); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; and/or (y) the Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto ("ISRA"); and/or (z) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment.

                           (ii) Tenant may bring to and use at the Premises,
hazardous substances, supplies or other items, incidental to its normal business operations under the Standard Industrial Classification Number referenced in
Section 1(o) above in accordance with all laws. Tenant shall store and handle such substances in strict accordance with all environmental laws. In addition, Landlord recognizes that Tenant's business operations include the use and handling of human blood and human blood related products. Landlord agrees that Tenant shall be permitted to use and handle such blood and blood products so long as Tenant complies with all applicable laws relating thereto with the terms and conditions of this Section 9.

                           (iii) Landlord hereby warrants and represents, based
solely on the Phase I Report delivered to Tenant, that it has no knowledge, of any hazardous materials or substances in or about the Premises, the Building or the Project, which are environmentally hazardous or harmful, or which violate applicable laws, codes, statutes, ordinances, guidelines, rules and regulations. Said hazardous substances and materials include, without limitation, asbestos, radon, PCB's or petroleum products. Landlord shall have sole liability for, and Tenant shall have no liability for, any and all hazardous materials (and any related equipment such as, but not limited to, underground storage tanks) not created or deposited by Tenant or its licensees, employees, agents or invitees. In addition, Landlord has delivered to Tenant on or before the Commencement Date the environmental assessments or reports which Landlord has regarding the Premises, the Building or the Project.

                  (b)  Industrial Site Recovery Act.

                           (i) Tenant represents and warrants that Tenant's
Standard Industrial Classification Number as designated in the Standard Classification Manual prepared by the Office of Management and Budget, and as set forth in Section 1(o) hereof, is correct. Tenant covenants and agrees to notify Landlord at least thirty (30) days prior to any change of facts which would result in the change of Tenant's Standard Industrial Classification Number from its present number.

                           (ii) Except for (i) the drawing of human blood from
employees, and (ii) the storage and use of animal blood, each type of blood stated in (i) and (ii) to be used in connection with testing operations utilizing single use disposable cartridges, and (iii) the disposal of the by-products and residual blood from such testing, each of (i), (ii), and (iii) to be done in accordance with all applicable laws, Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "hazardous substances" or "hazardous waste" as such terms are defined under ISRA. Tenant further covenants that it will not cause or permit to exist any "discharge" (as such term is defined under ISRA) on or about the Premises.

                           (iii)(A) If Tenant's operations at the Premises now
or hereafter constitute an "Industrial Establishment" subject to the requirements of ISRA, then prior to: (1) closing operations or transferring ownership or operations of Tenant at the Premises (as defined under ISRA), (2) the expiration or sooner termination of this Lease, or (3) any assignment of this Lease or any subletting by Tenant of any portion of the Premises, Tenant shall, at its expense, comply with ISRA by obtaining, at Tenant's sole cost and expense, either a Letter of Non-Applicability ("LNA"), De Minimis Quantity Exemption, Remediation Agreement, Expedited Review approval, or any other applicable authorization letter issued by NJDEP ("ISRA Clearance") authorizing Tenant's ISRA-triggering event. Further, if required under ISRA, Tenant shall proceed to cause NJDEP to issue a No Further Action Letter in connection with Tenant's ISRA-triggering event. Provided, further, that in no event shall Tenant be responsible for investigation, remediation or any other actions related to contamination or conditions existing prior to the execution of this Lease. Any failure of Tenant to provide any information and submission as required under N.J.S.A. 13:1K-11.9, shall constitute a default under this Lease. Any assignee or subtenant of Tenant shall be deemed to have acknowledged, and by entering into such assignment or sublease, and/or by entering into possession of the Premises, does hereby, acknowledge, their obligations to comply with ISRA, jointly and severally with Tenant under the provisions of this Lease.

                                    (B) With respect to any ISRA-triggering
event where Landlord is the "triggering party," Landlord shall comply with ISRA, at Landlord's sole cost and expense, by obtaining ISRA Clearance authorizing Landlord's ISRA-triggering event. (By way of example only, and without limitation, Landlord shall be deemed the triggering party in the event of (1) a sale of the Premises (2) a change in control of Landlord, a stock sale, partnership situation change and/or (3) asset sale). Further, if required under ISRA, Landlord shall proceed to cause NJDEP to issue a No Further Action Letter in connection with Landlord's ISRA-triggering event.

                           Landlord and Tenant acknowledge that the use of
institutional controls, engineering controls, deed restrictions, deed notices, classification exception areas, or the like ("Controls"), may be required as part of a remediation program under ISRA and each party hereby consents to the reasonable use of such Controls.

                           Upon written request of the other party, each party
shall cooperate with the other in obtaining ISRA approvals, and in inspections required by NJDEP, which shall include execution of all affidavits required by NJDEP and any other requirements requested by NJDEP.

                           (iv) Any representation or certification made by
Landlord or Tenant in connection with an application for an ISRA "LNA" or other authorization letter or approval from NJDEP shall also constitute a representation and warranty in favor of the other party, i.e., the Landlord or Tenant, as the case may be. Any misrepresentation or breach of warranty contained in Tenant's applications to NJDEP, if any, shall constitute a default under this Lease; provided, however, if ISRA approvals requested by NJDEP are not issued due to factors relating solely to the Building or parties other than Tenant and its agents, contractors and employees, then Tenant shall be deemed to have complied with this provision.

                           (v) With respect to an ISRA-triggering event of the
Tenant, in the event Tenant is obligated, under this Section or otherwise, to perform and/or cooperate in performing any ISRA obligations and/or obtain and/or cooperate in obtaining any ISRA approval, by way of an LNA, Remediation Agreement, "negative declaration", the performance of an approved remedial action work plan, the obtaining of a no further action letter, and/or otherwise (collectively the "ISRA Obligations") and, prior to fully performing such ISRA Obligations, there occurs the scheduled expiration of the Term of this Lease or Tenant's cessation of operations (collectively, a "Lease Termination"), and in the event (i) Landlord is obligated to deliver possession to a new tenant and
(ii) under ISRA, Landlord is prevented from being able to deliver lawful possession because of such failure of Tenant to procure ISRA Clearance, then Tenant shall, following such Lease Termination, pay, at the time and in the manner Fixed Rent payments were due during the Term, an amount equal to: (i) Fixed Rent in effect immediately prior to such Lease Termination; and (ii) Additional Rent as provided under the Lease until such ISRA Clearance has been procured. Provided, however, that Landlord shall not be entitled to any such payments so long as Tenant procures ISRA Clearance for all ISRA-triggering events of the Tenant, if any, in accordance with this Lease, it being specifically understood that certain ISRA Obligations of Tenant may extend beyond the Lease Termination.

                  (c)      Additional Terms.

                           (i) In the event of Tenant's failure to comply with
this Section, Landlord may, after written notice to Tenant and Tenant's failure to cure or diligently proceed to cure (if such matter cannot be cured within (30) days) within thirty (30) days of its receipt of such notice, at Landlord's option, perform any and all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate until payment.

                           (ii) The parties acknowledge and agree that Tenant
shall not be held responsible for any environmental issues or latent defects at the Premises unless such issue was caused by (as opposed to being exacerbated by) an action or omission of Tenant or its agents, employees, invitees or consultants activities at the Premises.

                           (iii) This Section 9 shall survive the expiration or
sooner termination of this Lease for the applicable statute of limitations period.

         10. TENANT'S ALTERATIONS. Tenant will not secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, "Alterations") of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed. Landlord's consent shall not be required for the installation of any office equipment or fixtures including internal partitions which do not require the disturbance of any structural elements or systems (other than attachment thereto) within the Building and the performance of minor cosmetic decorating and remodeling in the Premises. Once

Landlord has approved Tenant's Alterations, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord: (i) certificates of insurance evidencing (A) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (B) statutory workman's compensation insurance, and (C) employer's liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days' prior written notice to Landlord and shall be in amounts and with companies reasonably satisfactory to Landlord);
(ii) construction documents prepared and sealed by a registered New Jersey architect if such Alteration is in excess of Twenty Five Thousand Dollars ($25,000.00); (iii) all applicable building permits required by law; and (iv) an executed, effective waiver of mechanics liens from such contractors and all sub-contractors. Any consent by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant's work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other tenant or their contractors. Notwithstanding the foregoing, once Landlord has approved specific contractors or subcontractor to perform the Alterations, Landlord shall not be permitted to withdraw its approval of Tenant's use of said contractors and subcontractors until after such Alterations have been completed.

                  All Alterations (whether temporary or permanent in character) made in or upon the Premises shall be Landlord's property upon installation and shall remain on the Premises without compensation to Tenant unless Tenant shall, upon requesting Landlord's approval for such Alterations, have given written notice to Landlord that Tenant shall remove same at the expiration of this Lease, in which event Tenant shall promptly remove such Alterations and restore the Premises to its condition prior to the Alterations being completed, reasonable wear and tear and casualty excepted. All furniture, movable trade fixtures and equipment installed by Tenant may be removed by Tenant at the termination of this Lease, or if not so removed shall, at the option of Landlord, become the property of Landlord. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or the Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Section 10, Landlord may do so and the costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by

Tenant to Landlord within fifteen (15) business days of Tenant's receipt of an invoice therefor from Landlord.

         11. CONSTRUCTION LIENS.

                  (a) Tenant will not voluntarily suffer or permit any contractor's, subcontractor's or supplier's lien (a "Construction Lien") to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied to Tenant or claimed to have been supplied to Tenant. If any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within thirty (30) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court or competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge such Construction Lien either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord's costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate (hereinafter defined).

                  (b) Nothing in this Lease, or in any consent to the making of Alterations shall be deemed or construed in any way as constituting authorization by Landlord for the making of any Alterations by Tenant within the meaning of Section 3 of the Construction Lien Law (P.L. 1993, c. 318) or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit or Landlord.

         12. ASSIGNMENT AND SUBLETTING.

                  (a) Except as otherwise set forth herein, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed and which consent shall be granted or denied within (i) ten (10) days for a general office use subtenant or assignee or (ii) twenty (20) days for a non-office use subtenant or assignee of Tenant's request for such consent, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof for all other uses. If Landlord fails to respond to Tenant's request within such ten (10) or twenty
(20) day period, as the case may be, Landlord shall be deemed to have approved such request. Any of the foregoing acts without such consent shall be void. Subject to Section 12(f) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.

                  (b) If at any time or from time to time during the term of this Lease Tenant desires to assign all or any part of the Premises (i) consisting of more than an aggregate of 7,000 square feet, (ii) to more than a total of two subtenants or assignees at any time, or (iii) for a period in excess of 2-1/2 years, under any events set forth above as (i), (ii) or (iii), Tenant shall give notice to Landlord of such intent. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after receipt of Tenant's notice, of reacquiring the portion of the Premises proposed to be assigned and terminating the Lease with respect thereto.

                  (c) Tenant shall pay to Landlord fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (less the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated as rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease or assignment) without affecting or reducing any other obligation of Tenant hereunder.

                  (d) Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any subtenant of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or subtenant.

                  (e) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Section 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

                  (f) Notwithstanding anything to the contrary set forth herein, Tenant shall have the right, upon prior written notice to Landlord, but without obtaining Landlord's consent, to assign this Lease or sublet all or part of the Premises to any affiliate which is at least fifty-one percent (51%) owned by Tenant, parent, subsidiary which is at least fifty-one percent (51%) owned by Tenant, divisional entity which is at least fifty-one percent (51%) owned by Tenant, joint venture entity of Tenant which is at least fifty-one percent (51%) owned by Tenant, or to any entity arising by virtue of merger, consolidation or other business combination with Tenant which is at least fifty-one percent (51%) owned by Tenant, or Tenant's parent entity, or to any purchaser of all or substantially all of Tenant's stock or assets so long as such entity has a net worth of at least $50,000,000, or to any entity under the ownership or control of Tenant's parent entity or holding entity (individually, a "Related Entity" and collectively, "Related Entities"), so long as Tenant continues to remain liable under the terms of this Lease. The provisions of Section 12(b) and
Section 12(e), above, shall not apply to the assignment of this Lease or the subletting of all or a portion of the Premises to a Related Entity.

         13. LANDLORD'S RIGHT OF ENTRY. Landlord, its agents and employees may enter the Premises at all reasonable times during regular business hours upon twenty-four (24) hours prior notice to Tenant (except in the case of an emergency, in which case no prior notice is necessary) for the purpose of conducting inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes, including the enforcement of Landlord's rights under this Lease, provided Landlord shall use reasonable efforts not to unreasonably interfere with Tenant's business operations during any such access. Landlord also shall have the right to enter the Premises at all reasonable times during regular business hours after giving prior notice to Tenant and Landlord shall provide written notice to Tenant during the last nine (9) months of the Term, to exhibit the Premises to any prospective purchaser, tenant and/or mortgagee.

         14. REPAIRS AND MAINTENANCE.

                  (a) Except as specifically otherwise provided in Sections 14(b) and (c) below, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises and any installed signage per Section 8 in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition, reasonable wear and tear and casualty excepted. Tenant shall have the option of replacing lights, ballasts and tubes, itself or it shall have the ability to advise Landlord of Tenant's desire to have Landlord make such repairs. If requested by Tenant, Landlord shall replace such lights, ballasts and tubes within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord's standard rate (such rate to be competitive with the market rate for such services). Tenant shall not use or permit the use of any portion of the Premises for outdoor storage. When used in this Section 14, the term "repairs" shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Landlord hereby warrants and represents that the HVAC system serving the Premises shall be in operational order and condition on the Commencement Date, and shall, throughout the Term, provide levels of ventilation, humidity, heating and cooling which are appropriate for Tenant's Permitted Use. Except for damage caused by Tenant's negligence or willful misconduct,

Landlord shall be responsible for maintenance, repairs, replacements and additions to said HVAC system during the Term, said maintenance to include periodic testing and cleaning of the duct work as is reasonably necessary to avoid unsafe or unhealthy interior air conditions. Any overtime charges for Tenant's HVAC usage shall be proportionately reduced to reflect any simultaneous usage by other tenants. In addition, the rates for such overtime usage shall not exceed the normal and customary rates charged at comparable first-class office buildings in the Mercer County, New Jersey area. Tenant's Allocated Share of Landlord's cost for HVAC service, maintenance and repairs shall be included as a portion of Recognized Expenses.

                  (b) Landlord, throughout the Term of this Lease, at Landlord's sole cost and expense so long as such damage is not caused by Tenant or its agents, licensees, employees or invitees' acts or omissions, shall make all necessary repairs to the structural elements of the Building including, without limitation, footings, foundations and the structural steel columns and girders forming a part of the Premises and the Building.

                  (c) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading docks, parking and landscaped areas, and other exterior improvements for the Building. Tenant shall pay Tenant's Allocated Share of the cost of all repairs to be performed by Landlord pursuant to this Section 14(c) as Additional Rent as provided, and as limited with respect to capital items, in accordance with
Section 6 hereof.

                  (d) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Project in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay Tenant's Allocated Share of the cost of all work to be performed by Landlord pursuant to this Section 14(d) as Additional Rent as provided in Section 6 hereof.

                  (e) Notwithstanding anything herein to the contrary, repairs to the Premises, the Building or the Project and its appurtenant common areas caused as a result of the negligence or willful misconduct of Tenant or any employee, agent, invitees or contractor of Tenant shall be made at the sole cost and expense of Tenant, except to the extent covered by Landlord's insurance.

                  (f) Tenant shall have the right to elect to have Landlord provide Tenant with janitorial services for the Premises, Monday through Friday of each week in accordance with the guidelines set forth in Exhibit "D" attached hereto and Tenant shall pay Landlord the actual cost thereof as Additional Rent as provided in Section 6 hereof. In no event shall Tenant be responsible for any portion of the cost of such janitorial services (i) if Tenant does not utilize such janitorial services, or (ii) for any tenant or other occupant of the building.

         15. INSURANCE; SUBROGATION RIGHTS.

                  (a) Tenant shall obtain and keep in force at all times during the Term hereof, at its own expense, com general liability insurance including contractual liability and personal injury liability and all similar coverages, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property or in such other amounts as Landlord may from time to time require pursuant to policies set forth in the next sentence. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants of similar buildings in the area making similar uses.

                  (b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant's trade fixtures, equipment and personal property on or in the Premises, a policy of all risk property insurance covering the full replacement value of such property. Tenant shall also provide and keep in force, business interruption insurance in an amount equivalent to twelve (12) months' Fixed Rent and Additional Rent which shall not contain a deductible greater than seventy-two (72) hours.

                  (c) All insurance required hereunder shall not be subject to cancellation without at least thirty (30) days' prior notice (except in the event of non-payment of premiums) to all insureds, and shall name Landlord, Brandywine Realty Trust, Brandywine Realty Services Corporation and Tenant as additional insureds, as their interests may appear, and, if requested by

Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the Commencement Date, Tenant shall provide Landlord with certificates of the policy or policies of insurance above referred to, with evidence that the coverages required have been obtained and that premiums have been paid in full for the policy periods. Tenant shall also furnish to Landlord throughout the Term hereof replacement certificates or copies of renewal polices, together with evidence of like paid premiums at least ten (10) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of New Jersey with a financial rating of at least an A as rated in the most recent edition of Best's Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant's expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand; provided, however, that Landlord shall be required to give Tenant ten (10) business days notice of its intent to procure insurance on Tenant's behalf and Tenant shall fail to procure same (or provide proof that such insurance already exists) within such ten (10) business day period. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Five Thousand Dollars ($5,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord's prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate and is less than commonly maintained by tenants of similar buildings in the area making similar uses.

                  (d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including all risk perils on the Building and on the Project, and (ii) general liability insurance (including bodily injury and property damage) covering Landlord's operations at the Project in amounts held by reasonably prudent landlords of comparable first-class properties in the Mercer County, New Jersey area.

                  (e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder that covers the Project, the Building or the Premises, Landlord's or Tenant's fixtures, personal property, the Tenant Improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.

         16. INDEMNIFICATION. Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust and their respective employees and agents from and against any and all actions, damages, liability and expense (including all expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant's use of the Premises in violation of the terms of the Lease, (ii) the conduct of Tenant's business in violation of the terms of the Lease, (iii) any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere contrary to the requirements of this Lease, (iv) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant's agents, contractors or employees. In the event Landlord, Brandywine Realty Services Corporation or Brandywine Realty Trust shall be made a party to any litigation commenced against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord, Brandywine Realty Services Corporation and Brandywine Realty Trust and Tenant shall pay all costs, expenses and reasonable attorney's fees incurred or paid by Landlord and Brandywine Realty Trust in connection with such litigation. Tenant shall further indemnify and hold harmless Landlord, Brandywine Realty Services Corporation and Brandywine Realty Trust from and against any and all third-party claims, actions, damages, liability and expense which may be imposed upon or incurred by or asserted against Landlord by reason of (A) loss of life, personal injury and/or damage to property occurring in or about the Premises, occasioned by reason of any act or omission of Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers, employees and/or third parties and (B) any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, conditions, limitations or Rules and Regulations contained in this Lease on Tenant's part to be kept, observed and performed. Tenant's indemnity of Landlord set forth herein specifically excludes any losses, liabilities, claims, damages or expenses arising from the negligence or misconduct of Landlord or Landlord's agents, employees, contractors, or invitees, or arising from Landlord's breach of its obligations or representations under this Lease. In addition, in no event shall Tenant ever be liable for any consequential or punitive damages. Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against any and all losses, liabilities, claims, damages or expenses (including, without limitation, reasonable attorneys' fees and costs), arising from or in connection with the negligence or misconduct of Landlord or Landlord's agents, employees or contractors, or arising from or in connection with Landlord's breach of its obligations or representations in this Lease. Any provisions in this Lease which purport to limit, waive or release Landlord or Tenant for its negligence or misconduct (or the negligence or misconduct of Landlord's or Tenant's agents, employees or contractors) shall be of no effect.

         17. QUIET ENJOYMENT. Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord.

         18. FIRE DAMAGE.

                  (a) Except as provided below, in case of damage to the Premises by fire or other casualty, Landlord shall repair the damage within one hundred eighty (180) days of such damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, and excluding delays due to Force Majeure (hereinafter defined). In the event of any casualty damage or loss rendering all or part of the Premises, or Tenant's access thereto, untenantable, all Fixed Rent and Additional Rent shall be proportionately abated to reflect the rentable area of the Premises (and access thereto) remaining tenantable after such casualty. Said abatement shall begin as of the date of the casualty and end on the date Landlord tenders possession of the Premises restored and rendered tenantable for Tenant's business operations.

                  (b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord's reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than one hundred eighty (180) consecutive days to complete after the casualty and, assuming normal work crews not engaged in overtime by sending written notice of such termination to the other party within ten (10) days of Tenant's receipt of the notice from Landlord described above, or (ii) if more than fifty percent (50%) of the total area of the Building is extensively damaged, Landlord and Tenant shall each have the right to terminate this Lease and all the unaccrued obligations of the parties hereto by sending written notice of such termination to the other party within thirty
(30) days of such casualty. Such notice is to specify a termination date no less than ten (10) days after its transmission. In addition to the foregoing, in the event the Premises are untenantable because of the nature or extent of the damage, all Fixed Rent and Additional Rent shall be abated as of the date of the casualty.

                  (c) Notwithstanding the foregoing, if (i) all or substantially all (i.e., fifty percent (50%) or more) of the rentable area of the Premises are rendered untenantable by such casualty; or (ii) the Premises cannot reasonably be restored within one hundred eighty (180) days of the casualty loss; or (c) a casualty loss occurs during the last year of the Term and affects fifty percent (50%) or more of the rentable area of the Premises, then, in any of said events, Tenant shall have the right to cancel this Lease effective on the date of such casualty, without liability, upon written notice to Landlord, in which case upon payment of all outstanding amounts owed Landlord through the effective date of termination and performance of all obligations hereunder through such effective date, Landlord shall immediately return any prepaid Fixed Rent, the L/C and the Cash Deposit.

         19. SUBORDINATION; RIGHTS OF MORTGAGEE.

                  (a) Subject to Section 19(c) hereof, this Lease shall be subject and subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises, the Building and/or the Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person.

                  (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the "Mortgagee") now or hereafter placed upon the Premises, the Building and/or the Project, notice by registered mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee.

                  (c) Tenant's subordination and attornment to any future mortgages, ground leases or encumbrances shall be conditioned upon its receipt of reasonable and binding nondisturbance agreements protecting Tenant's tenancy as long as Tenant is not in default of its obligations under this Lease. Landlord hereby represents and warrants that there are no mortgages or ground leases affecting the Project.

         20. CONDEMNATION.

                  (a) If more than twenty (20%) percent of the floor area of the Premises is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party's option, terminate as of the date title to the condemned real estate vests in the condemnor, and Fixed Rent and Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.

                  (b) If less than twenty (20%) percent of the floor area of the Premises is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to Section 20(a) above, Landlord shall promptly do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition.

                  (c) If this Lease is not terminated after any such taking or condemnation, Fixed Rent and Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.

                  (d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord. Notwithstanding the foregoing, nothing in this Lease shall preclude Tenant from claiming and collecting from the condemning authority an award for Tenant's trade fixtures, loss of business, and moving and relocation costs.

         21. ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party's written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), and the dates to which Fixed Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Section 21 may be relied upon by any prospective purchaser of the Project or the Building or any mortgagee thereof or any assignee of Landlord's interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.

         22. DEFAULT. In the event:

                    (i) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due, and such failure shall continue for a period of ten (10) calendar days after Tenant's receipt of written notice to Tenant of such failure;

                    (ii) any attachment or execution against a substantial part of Tenant's assets or of Tenant's interests in this Lease remains unstayed or undismissed or is not bonded over for a period of more than thirty (30) days from the recording of such attachment;

                    (iii) a substantial part of Tenant's assets are taken by final unappealable judgment in any action against Tenant,

                    (iv) Tenant fails to observe or perform any of the Tenant's express obligations herein contained within thirty (30) days after Tenant's receipt of written notice specifying the default, or the expiration of such additional time period as is reasonably necessary for Tenant to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default;

                    (v) Tenant makes any assignment for the benefit of creditors except in the case of purchase money financing;

                    (vi) a petition is filed or any proceeding is commenced against Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within ninety (90) days;

then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.

                  If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth herein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, the Event of Default has been cured by Tenant in all material respects:

                  (a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within fifteen (15) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of ten percent (10%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

                  (b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant's rights, including any based on any options to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Event of Default and the ensuing termination. Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the
Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.

                  (c) Tenant's Continuing Obligations/Landlord's Reletting
Rights.

                           (i) Unless and until Landlord shall have terminated
this Lease under Section 22(a) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable attorneys' fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.

                           (ii) If Landlord either terminates Tenant's right to
possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such terms and for such period(s) as Landlord may deem appropriate. Landlord agrees to use reasonable efforts to mitigate its damages hereunder in the event of an Event of Default by Tenant, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in a like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.

                  (d) Landlord's Damages.

                           (i) The damages which Landlord shall be entitled to
recover from Tenant shall not exceed the sum of:

                                    (A) all Fixed Rent and Additional Rent
accrued and unpaid as of the termination date; and

                                    (B) (i)all costs and expenses incurred by
Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, and (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term; and

                                    (C) the then discounted present value (as
stated in Section 22(a) above) of all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.

Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

The damage sums payable by Tenant under the preceding provisions of this Section 22(c) shall be payable on demand from time to time as the amounts are determined; and if from Landlord's subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.

                  (e) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading "Money Rates" in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the "Default Rate").

                  (f) Landlord's Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant's obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

                  (g) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.

                  (h) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord's undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord's rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord's right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord's rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord's receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant's previous default.

         23. CURING TENANT DEFAULTS. If Tenant shall default in the performance of any of its non-monetary obligations hereunder, Landlord without prejudice and in addition to any other rights it may have at law or in equity, after giving Tenant written notice of such default and after failure by Tenant within thirty
(30) days of the receipt of such notice to correct or to undertake and diligently pursue correction of said default(s) in which event the thirty (30) day period shall be extended for a reasonable time not to exceed an additional fifteen (15) days (which notice and/or opportunity to cure shall not be required in case Landlord shall determine that an emergency exists requiring prompt action), may cure such defaults(s) on behalf of Tenant; and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in that regard plus interest thereon from the date(s) of expenditure at the Default Rate, which shall be deemed Additional Rent payable hereunder.

         24. CURING LANDLORD DEFAULTS. If Landlord shall default in the performance of any of its non-monetary obligations hereunder which will result in a material adverse effect on Tenant's operations within the Premises, Tenant without prejudice and in addition to any other rights it may have at law or in equity, after giving Landlord written notice of such default and after failure by Landlord within thirty (30) days of the receipt of such notice to correct or to undertake and diligently pursue correction of said default(s) in which event the thirty (30) day period shall be extended for a reasonable time (which notice and/or opportunity to cure shall not be required in case Tenant shall determine that an emergency exists requiring prompt action and Landlord's on-site maintenance personnel are not promptly available), may cure such defaults(s) on behalf of Landlord; and

Landlord shall reimburse Tenant within ten (10) days of written demand with all invoices documenting such costs for all costs incurred by Tenant in that regard plus interest thereon from the date(s) of expenditure at the Default Rate. In the event Landlord fails to reimburse Tenant or object to the costs thereof within thirty (30) days of Tenant's written demand for such payment, Tenant shall have the right to offset such amount against Fixed Rent and Additional Rent next coming due under this Lease.

         25. LANDLORD'S REPRESENTATIONS AND WARRANTIES. Landlord represents and warrants to Tenant as follows:

                  (1) Landlord is the fee owner of the Building and the Project;

                  (2) Subject to Chesapeake Park Inc.'s vacation of the Remainder Space with respect to the ability to occupy and lease such Remainder Space, Landlord has the full right, power and authority to lease the Premises to Tenant as provided in this Lease;

                  (3) Tenant shall have access and use of the Premises twenty-four (24) hours per day, seven (7) days per week, at no extra charge other than for overtime HVAC and maintenance after standard building hours of 8:00 a.m. to 6:00 p.m., Monday through Friday.

         26. SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other casualty. Tenant shall have no right to holdover beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of Fixed Rent owed to Landlord by Tenant shall automatically become two hundred percent (200%) of the sum of Fixed

Rent as calculated under the provisions of this Lease. If Tenant fails to surrender the space within thirty (30) days of the termination date, Landlord may elect to automatically extend the Term on a month-to-month basis, at Landlord's option, with a Fixed Rent of two hundred percent (200%) of the sum of the Fixed Rent as calculated under the provisions of this Lease. The failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney's fees incurred by Landlord as a result of such holdover. If Landlord accepts Tenant's holdover Rent, Landlord agrees to treat Tenant as a holdover (as opposed to a trespasser).

         27. RULES AND REGULATIONS. Tenant agrees that at all times during the Term of this Lease (as same may be extended) Tenant, its employees, agents, invitees and licensees shall comply with all rules and regulations specified on Exhibit "C" attached hereto and made a part hereof (the "Rules and Regulations"), together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant's rights under this Lease. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord's failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability to Landlord or Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.

         28. GOVERNMENTAL REGULATIONS.

                  (a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant's business operations therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, the Building and/or the Project. Except as immediately set forth above, Landlord, at its sole cost and expense, shall comply with all applicable laws, codes, statutes, ordinances, rules and regulations relating to the Premises, the Building and/or the Project, including, without limitation, building, health, disability and fire code requirements.

                  (b) Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant's expense, before engaging in Tenant's business operations within the Premises, all necessary licenses and permits including (but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant's business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant's property therein or against Tenant's leasehold estate.

                  (c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. Section 12181 et seq. and its regulations, (collectively, the "ADA") (i) as to the design and construction of the Building and the Project, including, without limitation, the exterior common areas (e.g., sidewalks and parking areas) and the interior common areas (e.g., elevators and public lavatories). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance of the Premises with the ADA, if applicable, to the extent that it affects the use and occupancy of the Premises and/or the conduct of Tenant's business therein, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time.

                  (d) Tenant shall indemnify, protect, defend and save Landlord harmless with regard to any notice of violation by Tenant with any law, order, ordinance, regulation, permit, license or other governmental matter in any way relating to the conduct of Tenant's business or profession in the Premises. If Landlord is named as defendant or a responsible party with respect to any alleged violation by Tenant as aforesaid, Landlord also may require, by notice to Tenant, that the matters or conduct giving rise thereto be discontinued by Tenant unless and until the alleged violation is resolved in Tenant's favor.

                  (e) Landlord shall indemnify, protect, defend, and save Tenant harmless with regard to any non-compliance or alleged non-compliance by Landlord with any law, order, ordinance, regulation, permit, license, or other governmental matter in any way relating to the Landlord's operation or ownership of the Building and the Project.

         29. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g., Federal Express) with evidence of receipt required for delivery; or (iii) forwarded by registered or certified mail, return receipt requested, postage prepaid; in all such cases addressed to the parties at the addresses set forth in Section 1 (n) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.

         30. BROKERS. Landlord and Tenant represent and warrant to each other that neither has had any dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in Section 1(m) hereof; and that otherwise no broker or finder called the Premises to Tenant's attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney's fees and court costs, arising out of any misrepresentation or breach of warranty under this Section 30.

         31. CHANGE OF BUILDING/PROJECT NAME. Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated; provided, however, that Landlord shall provide Tenant with thirty (30) days prior written notice of Landlord's intention to so change the name of the Building.

         32. LANDLORD'S LIABILITY. Landlord's obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which have then due and owing, shall look solely to Landlord's successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any action of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for any obligation of Landlord or Brandywine Realty Trust, or for any claim based on Landlord's obligations under this Lease against any past, present of future trustee, shareholder, officer, director, agent or employee of Landlord or Brandywine Realty Trust, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities. Any provisions in this Lease which purport to release Landlord of its obligations under this Lease upon any transfer of Landlord's interest in the Project, shall only release Landlord for said obligations accruing on and after such transfer. Any provisions in this Lease which purport to limit Tenant's recourse against Landlord to Landlord's interest in the Project shall include any and all proceeds derived from such interest, including, without limitation, any sales, rental and insurance proceeds.

         33. AUTHORITY.

                  (a) Tenant represents and warrants that (i) Tenant is duly organized, validly existing and legally authorized to do business in the State of New Jersey, and (ii) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant.

                  (b) Landlord represents and warrants that (i) Landlord is duly organized, validly existing and legally authorized to do business in the State of New Jersey, and (ii) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Landlord.

         34. NO OFFER. The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.

         35. RENEWAL.

                  (a) Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) additional period of five (5) years (a "Renewal Period"), provided (i) Tenant gives written notice to Landlord of Tenant's election to exercise such extension option no later than nine (9) months prior to the expiration of the last Lease Year of the Term, and (ii) no event exists at the time of the exercise of such option or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period.

                  (b) All terms and conditions of this Lease, including, without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Renewal Period, except that Fixed Rent payable during the first Lease Year of the Renewal Period shall be equal to the lesser of (i) ninety-five percent (95%) of the then-current Fair Market Rental Rate (hereinafter defined) with respect to comparable office space at the time of the commencement of the Renewal Period (using an expense stop based on then current cost in the calendar year in which the Renewal Period commences), or (ii) Fixed Rent payable during the last Lease Year of the initial Term or the Renewal Period, as the case may be. As used in this Lease, the term "Fair Market Rental Rate" shall mean the fair market rental rate per square foot of rentable area that would be agreed upon between a landlord and a tenant entering into a new lease for comparable space as to location, configuration, view and elevator exposure, size and use, in a comparable building as to location, quality, reputation and age, with a comparable build-out, a comparable term and a comparable Expense Stop for operating expense and real estate tax pass-throughs assuming the following: (A) the landlord and the tenant are informed and well-advised and each is acting in what it considers its own best interests and
(B) the tenant will continue to pay Tenant's Allocated Share of increases in Recognized Expenses and Taxes over a new expense stop (which, for Tenant, is the calendar year during which occurs the first day of the Renewal Period).

                  (c) Landlord and Tenant shall negotiate in good faith to determine Fixed Rent for the first Lease Year of the Renewal Period, for a period of thirty (30) days after the date on which Landlord receives Tenant's written notice of Tenant's election to exercise the extension option provided for under this Section 35. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located and who has not conducted within the previous five (5) years and does not presently conduct and does not anticipate conducting business in the future with either Tenant or Landlord, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next fourteen (14) days both Landlord and Tenant shall prepare a written critique of the other's determination and shall deliver it to the other party,
(4) on the tenth (10th) day following delivery of the critiques to each other, Landlord's and Tenant's determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord's or Tenant's determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord's or Tenant's. The fees of the appraiser shall be split by the parties.

                  (d) Should Landlord and Tenant reach agreement as to Fixed Rent for the first Lease Year of the Renewal Period within the thirty (30) day period set forth in Section 28(c), above, Tenant shall execute an amendment modifying this Lease within a reasonable period of time after Landlord presents same to Tenant, or, in the alternative, within a reasonable period of time after the appraisers' determination of same, which agreement shall set forth, inter alia, Fixed Rent for first Lease Year of the Renewal Period.

         36. RIGHT OF FIRST NEGOTIATION FOR EXPANSION SPACE.

                  (a) In the event that any space in the Building becomes or is reasonably anticipated by Landlord to become vacant and freely available for Landlord to lease to Tenant during the

Term (including any renewals or extensions thereof), Landlord shall provide Tenant with written notice ("Availability Notice") of the availability of such space (the "Expansion Space"). In addition, Landlord shall advise Tenant in writing of any lease requests or requests for proposal which Landlord receives which Landlord reasonably believes are likely to meet Landlord's then existing leasing criteria (the "Interest Notice"). Provided that no Event of Default occurs which is not cured within the applicable cure period and Tenant provides to Landlord written notice ("Expansion Notice"), within thirty (30) days after receipt of Landlord's Interest Notice, of Tenant's desire to expand the Premises into the Expansion Space, Tenant shall have the first opportunity (the "Right of First Opportunity") to negotiate with Landlord for a ten (10) day period immediately following Tenant's delivery of such Expansion Notice, the terms on which it will lease the Expansion Space and secure an amendment or addendum to the Lease (the "Expansion Amendment") executed and delivered by Landlord and Tenant evidencing such terms. In the event that (i) Landlord and Tenant fail to agree on such terms and execute and deliver an Expansion Amendment within such ten (10) day period, or (ii) Tenant fails to deliver the Expansion Notice (or otherwise fails to comply with any other condition to the exercise of its Right of First Opportunity) within the time period set forth above, Tenant's Right of First Opportunity to lease the Expansion Space pursuant to this Section 36 shall terminate until such time that additional Expansion Space becomes available in the future (i.e., the Interest Notice party does not execute a lease or it executes a lease and the term thereunder expires), and subject to Section 37 below, Landlord shall have the right to lease the Expansion Space at any time to any other person or entity upon the same terms and conditions which Landlord offered said Expansion Space to Tenant. Time is of the essence in this Section 36.

                  (b) If Tenant leases the Expansion Space, within the time and in the manner provided in this Section 36, then as of the Expansion Space Commencement Date (hereinafter defined), the parties shall execute a mutually agreeable form of Lease Amendment.

         37. RIGHT OF FIRST REFUSAL. With respect to the Expansion Space, if prior to Tenant's delivery of an Expansion Notice to Landlord, Landlord receives a third party (i) written offer to lease space in the Building, (ii) executed Request for Proposal, or (ii) executed letter of intent to lease space in the Building, (any of events (i), (ii) or (iii) being referred to as an "Offer") Landlord shall advise Tenant in writing of such Offer together with a copy of such Offer. Provided that no event has occurred which with the passage of time or the giving of notice would be deemed an Event of Default if not cured within the applicable cure period, Tenant is granted the right of first refusal (the "Right of First Refusal") to agree to all of the terms and conditions of the Offer with respect to the entire space noted in any such Offer. Tenant shall have until 5:00 p.m. E.S.T. on the tenth (10th) day from its receipt of the Offer from Landlord to exercise in writing its Right of First Refusal, and, thereby, be bound by the terms and conditions of such Offer. If Tenant exercises its Right of First Refusal, the Offer space shall immediately become part of the leased Premises hereunder at the lease rates set forth in the Offer and Landlord and Tenant shall execute a mutually agreed upon form of Lease Amendment with respect to the space and terms set forth in the Offer. If Tenant does not exercise its Right of First Refusal within the above noted time period, Tenant shall be deemed to have refused to exercise its Right of First Refusal for such Offer. Notwithstanding the foregoing, if Landlord does not enter into such Offer with respect to the space therein described, then Tenant's Right of First Negotiation and Right of First Refusal shall thereafter apply to such space. Time is of the essence in connection with this provision of the Lease.

         38. MISCELLANEOUS PROVISIONS.

                  A. Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns.

                  B. Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the State of New Jersey, without regard to principles relating to conflicts of law.

                  C. Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

                  D. Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope of intent of the various provisions of this Lease.

                  E. Gender. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.

                  F. Entire Agreement. This Lease, including the Exhibits, supersedes any prior discussions, proposals, negotiations and discussions between the parties and this Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant's case, with the due exercise of an option (if any) contained herein or a formal agreement signed by both Landlord and Tenant specifically extending the terms. Until a final binding amendment or modification is signed, no negotiations, correspondence by Landlord or offers to extend the terms shall be deemed an extension of the termination date for any period whatsoever.

                  G. Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.

                  H. Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

                  I. Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in East Windsor, New Jersey) on the last day of the Notice or other period.

                  J. No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord's mortgagee.

                  K. Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT AND LANDLORD.

                  L. Recordation of Lease. Tenant shall have the right to record a memorandum of this Lease upon written notice to Landlord. Upon either Tenant's or Landlord's request, the parties agree to execute a short form of this Lease for recording purposes containing such terms as the parties believe appropriate or desirable, the expense thereof to be borne by the party requesting such recording. If such a short form of this Lease is recorded, upon the termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises arising from this Lease or otherwise, all at the cost of Landlord.

                  M. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.

                  N. No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.

                  O. Attorneys' Fees. In the event Landlord and Tenant engage in any litigation regarding any subject matter relating to this Lease, the unsuccessful litigant shall pay the successful litigant all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred by the successful litigant in connection with such litigation.

                  P. General Abatement. If all or part of the Premises (or Tenant's access thereto) are rendered untenantable and continue for four (4) consecutive days, and such conditions were not caused by Tenant, Tenant's Rent obligations shall proportionately abate for the duration of such untenantable conditions, said abatement to reflect the portions of the Premises which are untenantable. The conditions giving rise to such abatement shall include, without limitation, casualty losses, environmental conditions and Landlord's failure to perform its maintenance, repair and replacement obligations under the Lease which cause a material adverse effect on Tenant's operations. Notwithstanding the foregoing, if such untenantable conditions arise and continue for four (4) consecutive days at any time during the last year of the Term, and affect the material operations of Tenant's business or more of the rentable area of the Premises, Tenant shall have the right to terminate this Lease, without liability, upon written notice to Landlord, in which case Landlord shall immediately return any prepaid Rent, the L/C Deposit and the Cash Deposit.

                  Q. Force Majeure. Landlord and Tenant shall be excused from performing an obligation or undertaking other than the payment of Rent and Additional Rent provided for in this Lease so long as such performance is prevented or delayed, retarded or hindered by Act of God, force majeure, fire, earthquake, flood, explosion, action of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure or a general shortage of labor, equipment, facilities, materials or supplies in the open market, failure of transportation, strike, lockout, action of labor unions, a taking by eminent domain, requisition, laws orders of government, or of civil, military or naval authorities, or any other cause whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord or Tenant, including reasonable delays for adjustments of insurance ("Force Majeure").

         39. WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR

NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

         40. CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Mercer County, New Jersey and to the federal courts located in the District of New Jersey.

                  IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal the day and year first above written.

WITNESS:                          LANDLORD:

                                  BRANDYWINE OPERATING
                                  PARTNERSHIP, L.P.

                                  By: Brandywine Realty Trust,
-------------------------             Its general partner


                                  By:
                                     ------------------------------------------
                                           Gerard H. Sweeney,
                                           President and CEO


WITNESS:                          TENANT:

                                  i-STAT CORPORATION


                                  By:
------------------------             ------------------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT "A"

                        LEGAL DESCRIPTION OF THE PROJECT

                                    [Attach]

                                  EXHIBIT "A-1"

                           SPACE PLAN OF THE PREMISES

                                     A-1-1

                                  EXHIBIT "A-2"

                           CONFIRMATION OF LEASE TERM

         THIS MEMORANDUM made as of the ___ day of _________, 1998, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 16 Campus Boulevard, Suite 150, Newtown Square, Pennsylvania 19073 ("Landlord") and _________________________, with its principal place of business at ______________________________ ______________________ ("Tenant"), who entered into a lease dated for reference purposes as of ___________ __, 1998, covering certain premises located at ________________________________________________.
All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

         1. The Parties to this Memorandum hereby agree that the date of ______________, 1998 is the "Commencement Date" of the Term, that the date
___________, 1998 is the Rent Commencement Date and the date _________ is the expiration date of this Lease.

         2. Tenant hereby confirms the following:

                  (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

                  (b) That Landlord has fulfilled all of its duties as set forth in the Lease;

                  (c) That there are no offsets or credits against rentals, nor has any security deposit been paid except as provided by the Lease terms;

                  (d) That the Lease is in full force and effect.

         3. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.


WITNESS:                               LANDLORD:

                                       BRANDYWINE OPERATING PARTNERSHIP,
                                       L.P.

                                       By:      Brandywine Realty Trust,

                                     A-1-2
                                                its general partner


                                       By:
-----------------------------             -------------------------------------
[SEAL]


WITNESS:                               TENANT:

                                       i-STAT CORPORATION



                                       By:
-----------------------------             -------------------------------------
[SEAL]

                                     A-1-3

                                   EXHIBIT "B"

                                 WORK AGREEMENT


         This Work Agreement (this "Work Agreement") is attached to and made a part of that certain Lease (the "Lease") dated July ___, 1998, by and between Brandywine Operating Partnership, L.P., as landlord ("Landlord") and i-STAT Corporation, as tenant ("Tenant") for the premises (the "Premises") described therein in the building located at 104 Windsor Center Drive, East Windsor, New Jersey (the "Building"). It is the intent of this Work Agreement that Tenant shall be permitted freedom in the design and layout of the Premises, consistent with applicable building codes and requirements of law, including without limitation the Americans With Disabilities Act, and with sound architectural and construction practice in similarly situated buildings. Capitalized terms not otherwise defined in this Work Agreement shall have the meanings set forth in the Lease. In the event of any conflict between the terms hereof and the terms of the Lease, the terms hereof shall prevail for the purposes of design and construction of the Tenant Improvements (hereinafter defined).

         A. TENANT IMPROVEMENTS. All construction, improvements or alterations required by Tenant in the Premises (the "Tenant Improvements") shall be undertaken by Tenant, at Tenant's sole cost and expense, subject to the application of the Improvement Allowance (hereinafter defined), in accordance with the terms of this Work Agreement.

         B. PLANS AND SPECIFICATIONS.

                  1. SPACE PLANNER/ARCHITECT. Tenant shall employ the services of The AZTEC Corporation/AZTEC Architects P.C. (the "Space Planner") to prepare space plans and working drawings and specifications for the Tenant Improvements. Tenant's Plan (hereinafter defined) shall be prepared in accordance with the Building standard format for working drawings and with information furnished by and coordination with Landlord's space planner and structural, mechanical, electrical and plumbing engineers. Tenant shall be solely responsible for all fees and costs of the Space Planner, subject to the application of the Improvement Allowance.

                  2. TIME SCHEDULE. Landlord and Tenant shall adhere to the following schedule:

                           a. Tenant has delivered the Final Space Plan and
Landlord has accepted such Final Space Plan subject to receipt and review of mechanical and electrical plans. Within seven (7) days after Landlord has approved the Preliminary Plan, Tenant shall furnish to Landlord for its review and approval a proposed detailed space plan for the Tenant Improvements (the "Final Space Plan") prepared by the Space Planner. The Final Space Plan shall contain the information and otherwise comply with the reasonable requirements of Landlord. Landlord shall advise Tenant of Landlord's approval or disapproval of the Final Space Plan within seven (7) days after Tenant submits the Final Space Plan to Landlord. Tenant shall revise the proposed Final Space Plan to meet Landlord's objections, if any, and resubmit the Final Space Plan to Landlord for its review and approval promptly after Landlord notifies Tenant of Landlord's objections, if any. Landlord shall respond to any revised Final Space Plan submitted by Tenant within three (3) business days after its submission.

                           b. On or before July 24th, Tenant shall furnish to
Landlord for its review and approval all architectural plans, working drawings and specifications (the "Contract Documents") for the construction of the Tenant Improvements in the Premises in accordance with the Final Space Plan. The Contract Documents shall include without limitation the final mechanical, electrical, plumbing and structural plans and specifications for the Premises and all final architectural plans, working drawings and specifications for the Tenant Improvements. The Contract Documents shall be sufficient in form and substance to enable the Contractor (hereinafter defined) to obtain a building permit for the construction of the Tenant Improvements. Landlord shall advise Tenant of Landlord's approval or disapproval of the Contract Documents, or any of them, within three (3) business days after Tenant submits the Contract Documents to Landlord. Tenant shall revise the Contract Documents to meet Landlord's objections, if any, and resubmit the Contract Documents to Landlord for its review and approval promptly after Landlord notifies Tenant of Landlord's objections, if any. Landlord shall respond to any revised Contract Documents submitted by Tenant within three (3) business days after their submission.

                           c. The Preliminary Plan, the Final Space Plan and the
Contract Documents are referred to collectively herein as the "Tenant's Plan."

                           d. The Tenant's Plan shall comply with all applicable
building codes, laws and regulations (including without limitation the Americans With Disabilities Act).

                           3. CHANGES. If there are any changes requested by
Tenant, after Landlord's approval of Tenant's Plan in accordance with the schedule set forth above, each such change must be approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and paid for by Tenant subject, however, to the application of the Improvement Allowance described in Section C.2 below. Tenant shall be responsible for all architectural and engineering costs and delivery resulting from such changes subject, however, to the application of the Improvement Allowance described in Section C.2 below.

         C. COST OF TENANT IMPROVEMENTS.

                  1. CONSTRUCTION COSTS. All costs of design and construction of the Tenant Improvements, including without limitation the costs of all space planning, architectural and engineering work related thereto, all governmental and quasi-governmental approvals and permits required therefor, the cost to install the Tenant Improvements by the Contractor (hereinafter defined), all other direct and indirect construction costs (collectively, "Construction Costs"), shall be paid by Tenant, subject, however, to the application of the Improvement Allowance described in Section C.2 below, not previously disbursed pursuant to this Work Agreement (the "Available Allowance").

                  2. IMPROVEMENT ALLOWANCE. Landlord agrees to provide to Tenant an allowance (the "Improvement Allowance") in the amount of Six Hundred Eighteen Thousand Three Hundred Twenty-One Dollars ($618,321.00) (or Sixteen and 50/100 Dollars ($16.50) per rentable square foot of the Premises), to be applied solely to the Construction Costs and the reasonably documented costs of Landlord's construction manager not to exceed $1,200 (being $60/hour for a 20 hour period). In addition, Landlord agrees to fund 1/2 the cost of (i) the demising wall, and
(ii) the shipping door in the loading dock area and other loading dock improvements as shown on Tenant's Plans, Landlord's portion of such costs not to exceed $10,000, to be built by Tenant in accordance with the Tenant's Plan. Subject to the provisions of Section C.3, below, the Construction Costs shall be paid by Landlord to the extent of, and shall be deducted by Landlord from, the Available Allowance, as invoices therefor are rendered to Landlord as and when Construction Costs are actually incurred by Tenant; provided, however, that Landlord shall have received a final lien release and Tenant shall have satisfied all of the other conditions set forth in Section C.3, below. In the event that Tenant does not expend all of the Improvement Allowance for costs permitted hereunder, the unused portion of the Improvement Allowance shall be credited to monthly installments of Fixed Rent next coming due under the Lease. Notwithstanding the foregoing, Tenant shall not be permitted to use more than Fifty-Six Thousand Two Hundred Eleven Dollars ($56,211.00)(or One and 50/100 Dollars ($1.50) per rentable square foot of the Premises) of the Improvement Allowance for the Construction Costs pertaining to design fees, architectural and engineering drawings and construction documents.

                  3. DISBURSEMENT OF IMPROVEMENT ALLOWANCE. Disbursement of the Improvement Allowance shall be subject to the following conditions:

                           a. The Draw Request shall include Tenant's Space
Planners and Tenant's certification that the Tenant Improvements covered thereby have been satisfactorily completed, and shall be substantiated by invoices for such work. Within fifteen (15) days of Landlord's receipt of the final Draw Request, Landlord shall make payment to the Contractor or as otherwise directed by Tenant, subject as hereinafter provided.

                           b. The draw request covering construction work shall
be accompanied by the AIA Application and Certificate for Payment (AIA Documents G702 and G703), certified by the Space Planner, and covering only such work as is actually installed in the Premises. All Certificates for Payment shall include full releases of lien.

                           c. Landlord shall not disburse the initial 75% of the
Improvement Allowance until Landlord has received a final Draw Request accompanied by final lien waivers and/or other evidence reasonably satisfactory to Landlord that all contractors, workers, material and service suppliers and all other persons having claims against Tenant for payment of work done or material or services supplied in connection with the Tenant Improvements have been paid in full, a temporary certificate of occupancy has been issued by the relevant local authority, and Tenant has accepted the Premises. Upon delivery by Tenant and receipt by Landlord of a final certificate of occupancy from the relevant local authorities, Landlord shall release the remaining 25% of the Improvement Allowance.

                  4. COSTS EXCEEDING AVAILABLE ALLOWANCE. All Construction Costs in excess of the Available Allowance shall be paid by Tenant within thirty (30) days of receipt by Tenant of invoices therefor.

         D. CONSTRUCTION.

                  1. SELECTION OF TENANT'S CONTRACTOR. Once Landlord has approved the Tenant's Plan, Tenant shall prepare a bid package in order to obtain a fixed price bid for the construction of the Tenant Improvements (the "Bid Package"). Tenant shall submit the Bid Package to each of the following general contractors: Selkirk Group; Sweetwater Construction Corporation; NOVA Corporation; and NTX Incorporated (the "Approved General Contractors"). Once Tenant has received from the Approved General Contractors bids for the construction of the Tenant Improvements, Tenant shall select the contractor to undertake the Tenant Improvements (the "Contractor") from the foregoing list of Approved General Contractors.

                  2. CONSTRUCTION BY THE CONTRACTOR. In undertaking the Tenant Improvements, Tenant and the Contractor shall comply with the following conditions:

                           a. No work shall proceed without Landlord's prior
written approval (which shall not be unreasonably withheld, conditioned or delayed) of (i) Tenant's subcontractors, and (ii) compliance by Tenant with the insurance requirements set forth below;

                           b. All work (except pre-construction work) shall be
performed in conformity with (i) the final approved Tenant's Plan, (ii) all applicable codes and regulations of governmental authorities having jurisdiction over the Building and the Premises, and (iii) valid building permits and other authorizations from appropriate governmental agencies, when required, which shall have been obtained at Tenant's sole expense. Any work not acceptable to the appropriate governmental agencies shall be promptly corrected or replaced at Tenant's expense; and

                           c. Before any work is commenced or the Contractor's
equipment is moved onto any part of the Building, the Contractor and all subcontractors shall deliver to Landlord certificates evidencing the following types of insurance coverage in the following minimum amounts:

                                    (165535 Worker's compensation coverage as
required by law and employers liability coverage, including without limitation bodily injury caused by disease with a limit of $250,000.00 per employee;

                                    (265535 Comprehensive general liability
policy to include, without limitation, completed operations, property damage, independent contractor's and personal injury coverage with limits in an amount of not less than $2,000,000.00 Combined Single Limit; and

                                    (365535 Automobile liability coverage, with
bodily injury limits of at least $1,000,000.00 per accident.

         E. DELAY BY TENANT OR LANDLORD. No delay by Tenant in completing the Tenant Improvements shall delay or otherwise affect the Rent Commencement Date. In the event that Landlord fails to approve or reject the Contract Documents and/or any other documents or reasonable requests submitted to Landlord within the applicable Response Period (hereinafter defined) (a "Landlord Delay") such requests shall be deemed approved by Landlord. If the Tenant Improvements are not substantially completed by September 30, 1998, notwithstanding commercially reasonable efforts by Tenant to do so, then for each such day of Landlord Delay, the Rent Commencement Date shall be extended by one (1) day. As used herein, the term "Response Period" shall mean the time periods set forth in subsections B.2.a, b and c, above, or elsewhere in this Work Agreement or the Lease, within which Landlord is required to approve or reject Contract Documents, or any other documents or reasonable requests respectively.

                                   EXHIBIT "C"

                         BUILDING RULES AND REGULATIONS
                         LAST REVISION: FEBRUARY 1, 1998

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him in a like manner as if originally prescribed. Landlord will notify Tenant in writing of any changes to the Building Rules and Regulations.

1. Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress or egress to and from each tenant's premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in a commercially reasonable, non-arbitrary, non-prejudicial and prudent manner. Landlord shall program the exterior lights, to the extent possible, to stay on until 11:00 p.m.

2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules in the common areas without the prior written consent of Landlord.

4. Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the Tenant who, or whose employees or agents shall have caused same.

5. Tenants shall not construct or maintain, use or operate in any part of the Project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.

6. No bicycles, baby carriages or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building; provided, however, Tenant may store its Employee's bicycles within the Premises, all such bicycles to be brought into the Project via the loading doors.

7. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

8. No tenant, or employees of Tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building's hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner.

9. No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

10. No tenant may change the use of the premises without the prior written approval of Landlord. Tenant shall be permitted to use the Premises for the Permitted Use.

11. Tenant shall not place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

12. No smoking is permitted in the rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

13. Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access card to the Building.

14. All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

15. Tenant shall not use the name of the Building, Landlord or Landlord's agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

16. Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

17. All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Except to the extent Landlord recovers under applicable insurance or from the applicable vendor, Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building.

18. Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

19. Tenants will refer all contractors, contractor's representatives and installation technicians, rendering any service on or to the premises for such tenant, to Landlord for Landlord's approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

20. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord's management or security personnel.

21. No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

22. No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during "breaks" or during lunch periods.

23. Each tenant, before closing and leaving their premises, shall use their commercially reasonable efforts to lower the blinds within their spaces.

24. No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons. Each tenant shall cooperate to prevent same and shall report any such incident to Landlord's management.

25. No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

26. Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant's space. Removable of these recyclable items will be by Landlord's janitorial personnel.

27. Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc.

28. No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

29. Tenant and Tenant's employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

30. Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

31. No tenant shall permit the visit to its premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

36. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

32. Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

33. Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant's area or common areas of the Project, except where such loss was caused by Landlord, its agent or employees.

34. Landlord will not permit entrance to tenant's premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

35. Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

36. Tenant and its employees, invitees and agents shall not enter other separate tenants' hallways, restrooms or premises unless they have received prior approval from Landlord's management.


                                  ************

                                   EXHIBIT "D"

                             CLEANING SPECIFICATIONS

                                    [Attach]

                                 EXHIBIT "5(c)"

                                LETTER OF CREDIT

                                    [Attach]

                                      D-2